UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	333-173028	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-896-7848
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

In the interest of full disclosure, the Company hereby discloses the following non-public information:

On May 22, 2013, the Company approved the signing of a non-binding Letter of Intent (“LOI”) for the acquisition of SECNAP Network Security Corporation, a private Delaware corporation. The LOI contains a binding confidentiality provision.   If after a period of due diligence all terms and conditions are agreed and conditions to Closing are met, definitive agreements would be executed, and SECNAP would become a wholly owned subsidiary of the Company.  If Closing occurs as anticipated, this transaction would be dilutive to existing shareholders.  No assurance can be had that the above transaction will be satisfactorily concluded.  If the transaction is in fact concluded, the acquisition will be reported in a report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: May 23, 2013	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

2